Exhibit 99.1

Webcast:	Today, March 5, 2010 at 11:00 a.m. ET
www.bbgi.com

Replay information provided below

News Announcement	For Immediate Release

CONTACT:
B. Caroline Beasley, Chief Financial Officer	Joseph N. Jaffoni
Beasley Broadcast Group, Inc.	Jaffoni & Collins Incorporated
239/263-5000; email@bbgi.com	212/835-8500 or bbgi@jcir.com

BEASLEY BROADCAST GROUP REPORTS FOURTH QUARTER

REVENUE OF $26.2 MILLION AND DILUTED EPS OF $0.06

NAPLES, Florida, March 5, 2010 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI), a large- and mid-size market radio broadcaster, today announced operating results for the three- and twelve-month periods ended December 31, 2009 as summarized below:

Summary of Fourth Quarter and Full Year Results

In millions, except per share data	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Net revenue	$26.2	$30.5	$96.7	$121.4
Station operating income (SOI - non-GAAP)	7.8	8.3	26.7	34.7
Operating income (loss)*	5.4	(56.8)	17.7	(39.7)
Net income (loss)*	1.4	(36.5)	3.4	(30.5)
Net income (loss) per diluted share*	$0.06	$(1.58)	$0.15	$(1.32)

*	Operating income, net income and net income per diluted share for the twelve month period ended December 31, 2009 reflects a $1.7 million pre-tax gain related to the sale of certain Las Vegas radio assets. Operating loss, net loss and net loss per diluted share for the three and twelve month periods ended December 31, 2008 reflect non-cash, pre-tax impairment charges of $62.5 million (after-tax $1.66 per share) as a result of the annual impairment test of FCC licenses and goodwill.

The $4.3 million, or 14.1% decline in net revenue during the three months ended December 31, 2009, compared with the same period in 2008 reflects lower net revenue at ten of the Company’s eleven station clusters related to lower overall levels of advertising spending as a result of the weak macro-economic environment. Approximately $1.3 million of the year-over-year quarterly revenue decline is attributable to the lack of political advertising in the 2009 fourth quarter.

Excluding the 2008 fourth quarter impairment charge, fourth quarter 2009 operating income decreased $0.3 million, or 4.7% compared to the year-ago period, primarily reflecting the lower net revenue which more than offset company-wide cost containment measures which, excluding the 2008 fourth quarter impairment charge, collectively resulted in a 16.3% reduction in total operating expenses.

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Beasley Broadcast Group, 3/5/10	page 2

Fourth quarter 2009 station operating income (SOI), a non-GAAP financial measure, fell $0.5 million, or 6.3% from the 2008 fourth quarter as the lower net revenues in the period more than offset a 17.1% decline in station operating expenses. The 2009 fourth quarter net income and net income per basic and diluted share reflect a $0.5 million, or 22.9% increase in interest expense as a result of increased borrowing costs.

On a same-station basis (comparing stations operated by the Company during the quarter ended December 31, 2009 to those same stations operated by the Company during the quarter ended December 31, 2008, which excludes the contributions from certain Las Vegas radio assets that were divested in August 2009), 2009 fourth quarter consolidated net revenue was $26.2 million, compared to $29.9 million in the fourth quarter of 2008, while SOI was $7.8 million, compared to $8.4 million in the same period of 2008.

Please refer to the “Calculation of SOI,” “Reconciliation of SOI to Net Income,” “Calculation of Same- Station SOI,” and “Reconciliation of Same-Station SOI to Net Income” tables at the end of this announcement for a discussion regarding SOI calculations.

Commenting on the results, George G. Beasley, Chairman and Chief Executive Officer, said, “Beasley’s revenue comparisons improved in the second half of 2009 and when excluding political advertising in last year’s fourth quarter, 2009 fourth quarter same-station net revenue was down approximately 8%, the Company’s best comparison since early 2008. Key Beasley clusters in Philadelphia, Las Vegas and Augusta continued to show progress in the fourth quarter as revenue from these clusters was down low single digits. The Company also continued to drive strong interactive revenue growth with fourth quarter revenue from these sources rising approximately 16% from 2008 fourth quarter levels.

“Our focus on expense management enabled the Company to generate fourth quarter SOI growth in six of our eleven clusters. By managing the areas of our operating and financial structure that we can directly control Beasley Broadcast Group recorded bottom line profitability in every quarter of 2009. In addition, reflecting our focus on debt-reduction, total bank debt was $151.8 million at the end of 2009 down from $174.5 million at December 31, 2008.

“It is evident from the fourth quarter results that advertising activity in our markets is slowly picking up and as it does, Beasley Broadcast Group is well positioned to participate in the upturn on both the top and bottom line. Looking forward, we remain focused on maintaining a streamlined cost and operating structure to ensure that we participate in increases in radio advertising spending as they occur as well as expected higher levels of political spending and growth from our digital initiatives in 2010.”

Webcast Information

The Company will host a webcast today, March 5, 2010, at 11:00 a.m. ET to discuss its financial results and operations. Interested parties may access the webcast at the Company’s web site at www.bbgi.com. Questions from analysts and institutional investors may be e-mailed to ir@bbgi.com at any time up until 10:00 a.m. ET today. Management will answer as many questions as possible during the webcast. Following its completion, a replay of the webcast can be accessed for five days on the Company’s web site, www.bbgi.com.

Founded in 1961, Beasley Broadcast Group, Inc. is a radio broadcasting company that owns or operates 42 stations (26 FM and 16 AM) located in eleven large- and mid-size markets in the United States.

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Beasley Broadcast Group, 3/5/10	page 3

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

Same-station results, as presented herein, compare stations operated by the Company throughout all periods presented in the following tables. For the three and twelve months ended December 31, 2009 and December 31, 2008, same-station results exclude the operating results from KBET-AM and certain assets used in the operation of radio stations KCYE-FM and KFRH-FM in Las Vegas, Nevada, which were divested during the third quarter of 2009.

SOI and same-station SOI are financial measures of performance that are not calculated in accordance with U.S. generally accepted accounting principles, which we refer to as GAAP. We use these non-GAAP financial measures for internal budgeting purposes. We also use SOI to make decisions as to the acquisition and disposition of radio stations. SOI and same-station SOI excludes corporate-level costs and expenses and depreciation and amortization, which may be material to an assessment of the Company’s overall operating performance. Management compensates for this limitation by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of the Company’s operating performance. Moreover, the corresponding amounts of the non-cash and corporate-level costs and expenses excluded from the calculation are available to investors as they are presented on our statements of operations contained in our periodic reports filed with the Securities and Exchange Commission (SEC).

While the Company recognizes that because SOI is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies, SOI is a measure widely used in the radio broadcast industry. Management believes that SOI provides meaningful information to investors because it is an important measure of how effectively we operate our business (i.e., operate radio stations) and assists investors in comparing our operating performance with that of other radio companies. We also believe that providing SOI on a same-station basis is a useful measure of our performance because it presents SOI before the impact of any acquisitions or dispositions completed during the relevant periods. This allows investors to measure the performance of radio stations we owned and operated during the entirety of two operating periods being compared.

Note Regarding Forward-Looking Statements:

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “intends,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in our reports filed with the SEC including in our Annual Report on Form 10-K for the year ended December 31, 2008. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including: a continuation or worsening of the current economic downturn and regulatory changes, the effect of radio station acquisitions or dispositions that we may make, the loss of key personnel, a downturn in the performance of our radio stations, our substantial debt levels and changes in the radio broadcast industry generally. Our actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” of our SEC filings, including but not limited to annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of March 5, 2010, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

-tables follow-

Beasley Broadcast Group, 3/5/10	page 4

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Net revenue	$26,162,889	$30,470,962	$96,747,373	$121,448,681

Operating (income) expense:
Cost of services (including stock-based compensation and excluding depreciation and amortization) (1) (2)	9,738,125	11,152,158	34,301,311	40,799,415
Selling, general and administrative (including stock-based compensation) (1) (3)	8,651,406	11,022,297	35,717,472	45,930,853

Corporate general and administrative (including stock-based compensation) (4)	1,607,327	1,901,087	7,622,490	9,010,095
Depreciation and amortization	759,399	735,659	2,886,854	2,963,679
Impairment losses	—	62,482,506	—	62,482,506
Net gain on sale or disposal of assets (5)	12,540	—	(1,483,796)	—

Total operating expenses	20,768,797	87,293,707	79,044,331	161,186,548
Operating income (loss)	5,394,092	(56,822,745)	17,703,042	(39,737,867)

Other income (expense):
Interest expense	(2,593,201)	(2,110,821)	(10,121,647)	(8,950,385)
Loss on extinguishment of long-term debt (6)	—	—	(513,642)	—
Other non-operating expenses	—	(243,118)	(38,072)	(425,202)
Interest income	71,563	90,833	318,833	374,094
Other non-operating income	—	2,958	31,432	50,575

Income (loss) before income taxes	2,872,454	(59,082,893)	7,379,946	(48,688,785)
Income tax expense (benefit)	1,520,323	(22,619,184)	3,931,831	(18,139,323)

Net income (loss)	$1,352,131	(36,463,709)	$3,448,115	(30,549,462)

Basic and diluted net income (loss) per share	$0.06	(1.58)	$0.15	(1.32)

Dividends declared per common share	—	—	—	$0.18

Basic common shares outstanding	22,397,871	23,066,399	22,356,389	23,224,916

Diluted common shares outstanding	22,493,420	23,112,153	22,435,475	23,224,916

(1)	We refer to “Cost of services,” and “Selling, general and administrative” together as “station operating expenses” for the “Calculation of SOI” and “Reconciliation of SOI to Net Income” below.
(2)	Includes stock-based compensation of $(2,038) for the three months ended December 31, 2008, and $504 and $1,208 for the twelve months ended December 31, 2009 and 2008, respectively.
(3)	Includes stock-based compensation of $12,315 and $37,065 for the three months ended December 31, 2009 and 2008, respectively and $61,689 and $158,651 for the twelve months ended December 31, 2009 and 2008, respectively.
(4)	Includes stock-based compensation of $217,455 and $340,773 for the three months ended December 31, 2009 and 2008, respectively and $939,374 and $1,476,304 for the twelve months ended December 31, 2009 and 2008, respectively.
(5)	Includes a $1.7 million gain on sale of KBET-AM and certain assets used in the operations of KCYE-FM and KFRH-FM in Las Vegas in the twelve months ended December 31, 2009.
(6)	We recorded a loss on extinguishment of long-term debt of $0.5 million related to a credit agreement amendment during the first quarter of 2009.

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Beasley Broadcast Group, 3/5/10	page 5

Selected Balance Sheet Data – Unaudited

(in thousands)

	December 31, 2009	December 31, 2008
Cash and cash equivalents	$5,893	$3,454
Working capital	14,919	13,475
Total assets	249,926	264,636
Long term debt, less current installments	146,840	170,037
Total stockholders’ equity	52,440	47,526

Selected Statement of Cash Flows Data – Unaudited

(in thousands)

	Twelve Months Ended December 31,
	2009	2008
Net cash provided by operating activities	$11,593,059	$22,243,958
Net cash provided by (used in) investing activities	14,528,981	(1,412,383)
Net cash used in financing activities	(23,682,768)	(23,928,690)

Net increase (decrease) in cash and cash equivalents	$2,439,272	$(3,097,115)

Calculation of SOI – Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Net revenue	$26,162,889	$30,470,962	$96,747,373	$121,448,681
Station operating expenses	(18,389,531)	(22,174,455)	(70,018,783)	(86,730,268)

SOI	$7,773,358	$8,296,507	$26,728,590	$34,718,413

Reconciliation of SOI to Net Income – Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
SOI	$7,773,358	$8,296,507	$26,728,590	$34,718,413
Corporate general and administrative	(1,607,327)	(1,901,087)	(7,622,490)	(9,010,095)
Depreciation and amortization	(759,399)	(735,659)	(2,886,854)	(2,963,679)
Impairment losses	—	(62,482,506)	—	(62,482,506)
Net gain on sale or disposal of assets	(12,540)	—	1,483,796	—
Interest expense	(2,593,201)	(2,110,821)	(10,121,647)	(8,950,385)
Loss on extinguishment of long-term debt	—	—	(513,642)	—
Other non-operating expenses	—	(243,118)	(38,072)	(425,202)
Interest income	71,563	90,833	318,833	374,094
Other non-operating income	—	2,958	31,432	50,575
Income tax (expense) benefit	(1,520,323)	22,619,184	(3,931,831)	18,139,323

Net income (loss)	$1,352,131	(36,463,709)	$3,448,115	(30,549,462)

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Beasley Broadcast Group, 3/5/10	page 6

Calculation of Same-Station SOI – Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Reported net revenue	$26,162,889	$30,470,962	$96,747,373	$121,448,681
Sold stations	451	(521,659)	(700,263)	(2,325,226)

Same-station net revenue	$26,163,340	$29,949,303	$96,047,110	$119,123,455

Reported station operating expenses	$18,389,531	$22,174,455	$70,018,783	$86,730,268
Sold stations	(15,178)	(592,294)	(1,401,532)	(2,428,984)

Same-station operating expenses	$18,374,353	$21,582,161	68,617,251	$84,301,284

Same-station net revenue	$26,163,340	$29,949,303	$96,047,110	$119,123,455
Same-station operating expenses	18,374,353	21,582,161	$68,617,251	$84,301,284

Same-station SOI	$7,788,987	$8,367,142	$27,429,859	$34,822,171

Reconciliation of Same-Station SOI to Net Income – Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Same-station SOI	$7,788,987	$8,367,142	$27,429,859	$34,822,171
Same-station net revenue adjustment	(451)	521,659	700,263	2,325,226
Same-station station operating expenses adjustment	(15,178)	(592,294)	(1,401,532)	(2,428,984)
Corporate general and administrative	(1,607,327)	(1,901,087)	(7,622,490)	(9,010,095)
Depreciation and amortization	(759,399)	(735,659)	(2,886,854)	(2,963,679)
Impairment losses	—	(62,482,506)	—	(62,482,506)
Net gain on sale or disposal of assets	(12,540)	—	1,483,796	—
Interest expense	(2,593,201)	(2,110,821)	(10,121,647)	(8,950,385)
Loss on extinguishment of long-term debt			(513,642)	—
Other non-operating expenses	—	(243,118)	(38,072)	(425,202)
Interest income	71,563	90,833	318,833	374,094
Other non-operating income	—	2,958	31,432	50,575
Income tax expense benefit	(1,520,323)	22,619,184	(3,931,831)	$18,139,323

Net income (loss)	$1,352,131	(36,463,709)	$3,448,115	(30,549,462)

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